Exhibit 99.1

FOR IMMEDIATE RELEASE

Financial Contact:
Chris Sammons, 225-932-2546 chris.sammons@shawgrp.com

Media Contact:
Gentry Brann, 225-987-7372 gentry.brann@shawgrp.com
Shaw Reports Second Quarter Fiscal Year 2009
Financial Results
•	Record quarterly bookings of $5.9 billion
•	Record backlog of $19.0 billion
BATON ROUGE, La., April 8, 2009 — The Shaw Group Inc. (NYSE: SGR) today reported net income of $36.3 million, or $0.43 per diluted share for the three months ended February 28, 2009. Net income excluding the Westinghouse segment was $18.9 million, or $0.22 per diluted share. The Westinghouse segment includes a non-cash foreign exchange translation gain of $30.9 million pre-tax, or $18.8 million after tax.
In comparison, the prior year results including the Westinghouse segment were net income of $4.0 million, or $0.05 per diluted share, and excluding the Westinghouse segment were net income of $32.3 million, or $0.38 per diluted share.
Earnings before interest expense, income taxes, depreciation and amortization (EBITDA) for the second quarter of fiscal year 2009 including the Westinghouse segment were $79.7 million and excluding the Westinghouse segment were $49.0 million. In comparison, for the second quarter of fiscal year 2008, Shaw reported EBITDA of $33.4 million including the Westinghouse segment and EBITDA of $71.2 million excluding the Westinghouse segment.
Earnings for the second quarter of fiscal year 2009 were negatively impacted by a $73.9 million pre-tax charge ($45.0 million after tax), or $0.53 per diluted share, for projected construction labor cost increases in the estimated cost to complete a major coal-fired power generation project in our Fossil & Nuclear segment.
Revenues during the three months ended February 28, 2009, were $1.7 billion, an increase of 1 percent from the same period in the prior fiscal year. New awards for the quarter totaled a record $5.9 billion, driven primarily by nuclear engineering, procurement and construction (EPC) contracts in Florida and South Carolina.

The company’s backlog of unfilled orders at February 28, 2009, was a record $19.0 billion compared to $14.8 billion for the first quarter of fiscal year 2009 and $15.6 billion at the end of fiscal year 2008. Approximately $5.4 billion, or 28 percent, of the current backlog is expected to be converted to revenues during the next 12 months.
Net cash provided by operating activities totaled $112.7 million during the second quarter of fiscal year 2009 compared to net cash provided by operating activities of $193.4 million in the second quarter of fiscal year 2008.
“The majority of our operating segments continue to perform well, including record performance this quarter by our Energy & Chemicals segment. While we are disappointed by the charge on the one coal project in our Fossil & Nuclear segment, we remain optimistic about our business and the future prospects within the core markets we serve,” said J.M. Bernhard Jr., chairman, president and chief executive officer of Shaw.
“Our record quarter bookings are primarily attributable to the inclusion of a previously announced EPC nuclear contract, which is the first time in more than 30 years a new U.S. nuclear plant construction project has been included in an engineering and construction company’s backlog,” continued Mr. Bernhard. “This is a tremendous milestone for Shaw and for the nuclear industry as we prepare to begin construction on a total of six new nuclear reactors in the United States.”
Guidance for the fiscal year 2009 is as follows:
•	Revenue: $7.1—$7.3 billion

•	Earnings per diluted share, excluding the Westinghouse segment: $2.10—$2.30

•	Net cash provided by operating activities: $325—$375 million
A conference call to discuss the company’s second quarter financial results will be held today, Wednesday, April 8, at 5 p.m. Eastern time (4 p.m. Central time). A slide presentation will be posted on the Investor Relations page of Shaw’s Web site at www.shawgrp.com approximately one hour prior to the conference call. Interested parties may dial 800-588-4973 to listen live to the conference call or access a live audio webcast on the Investor Relations page of Shaw’s Web site at www.shawgrp.com.
A replay of the conference call will be available by telephone, as well as on the company’s Web site, approximately one hour after the conclusion of the call. To listen to a replay of the conference call by telephone, dial 888-843-8996 and use pass code 24159008#.
Calculation of EBITDA
The Shaw Group Inc. defines EBITDA as earnings before interest expense, income taxes, depreciation and amortization. EBITDA is an important financial measure used by The Shaw Group Inc. to assess performance. Although it is calculated using components derived from our financial statements prepared under generally accepted accounting principles (GAAP), EBITDA itself is not a GAAP measure. A table reconciling EBITDA to its most directly comparable GAAP measure is included in the summarized financial information within this release. Calculations of EBITDA should not be viewed as a substitute for calculations under GAAP, including net cash provided by operations, operating income and net income. In addition, EBITDA calculations by one company may not be comparable to EBITDA calculations made by another company.
The Shaw Group Inc. is a leading global provider of technology, engineering, procurement, construction, maintenance, fabrication, manufacturing, consulting, remediation and facilities management services for government and private sector clients in the energy, chemicals, environmental, infrastructure and emergency response markets. A Fortune 500 company with fiscal year 2008 annual revenues of $7 billion, Shaw is headquartered in Baton Rouge, La., and employs approximately 26,000 people at its offices and operations in North America, South America, Europe, the Middle East and the Asia-Pacific region. Shaw is the power sector industry leader according to Engineering News-Record’s list of Top 500 Design Firms. For further information, please visit Shaw’s web site at www.shawgrp.com.
# # #
The Private Securities Litigation Reform Act of 1995 provides a “safe harbor” for certain forward-looking statements. The statements contained herein that are not historical facts (including without limitation statements to the effect that the Company or its management “believes,” “expects,” “anticipates,” “plans” “includes”, “foresees”, “should”, “would”, “could” or other similar expressions) and statements related to revenues, earnings, backlog, or other financial information or results are forward-looking statements based on the Company’s current expectations and beliefs concerning future developments and their potential effects on the Company. However, the absence of these words does not mean the statements are not forward looking. There can be no assurance that future developments affecting the Company will be those anticipated by the Company. These forward-looking statements involve significant risks and uncertainties (some of which are beyond our control) and assumptions and are subject to change based upon various factors, including but not limited to current economic conditions. Should one or more of such risks or uncertainties materialize, or should any of our assumptions prove incorrect, actual results may vary in material respects from those projected in the forward-looking statements. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. A description of some of the risks and uncertainties that could cause actual results to differ materially from such forward-looking statements can be found in the Company’s reports and registration statements filed with the Securities and Exchange Commission, including its Form 10-K and Form 10-Q reports, and on the Company’s Web site under the heading “Forward-Looking Statements.” These documents are also available from the Securities and Exchange Commission or from the Investor Relations department of Shaw. For more information on the Company and announcements it makes from time to time on a regional basis, visit our Web site at www.shawgrp.com.

THE SHAW GROUP INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
FOR THE THREE AND SIX MONTHS ENDED FEBRUARY 28, 2009 AND FEBRUARY 29, 2008
(In thousands, except per share amounts)

	Three Months Ended		Six Months Ended
		2008		2008
	2009	(Restated)	2009	(Restated)
Revenues	$1,667,517	$1,644,561	$3,567,950	$3,356,721
Cost of revenues	1,565,159	1,520,615	3,277,499	3,097,757

Gross profit	102,358	123,946	290,451	258,964
General and administrative expenses	70,405	71,663	143,511	140,551

Operating income	31,953	52,283	146,940	118,413
Interest expense	(1,102)	(2,817)	(2,847)	(4,981)

Interest expense on Japanese Yen-denominated bonds including accretion and amortization	(10,858)	(9,252)	(20,720)	(18,144)
Interest income	2,318	6,528	6,241	11,343

Foreign currency translation gains (losses) on Japanese Yen-denominated bonds, net	30,941	(40,473)	(130,261)	(97,711)
Other foreign currency transaction gains (losses), net	3,052	6,572	653	7,736
Other income (expense), net	(885)	394	(2,746)	99

Income (losses) before income taxes, minority interest and earnings (losses) from unconsolidated entities	55,419	13,235	(2,740)	16,755
Provision (benefit) for income taxes	22,678	3,948	(20)	6,064

Income (losses) before minority interest and earnings (losses) from unconsolidated entities	32,741	9,287	(2,720)	10,691
Minority interest	(2,332)	(6,852)	(8,192)	(11,834)
Income from 20% Investment in Westinghouse, net of income taxes	5,455	2,061	6,998	6,876
Earnings (losses) from unconsolidated entities, net of income taxes	471	(546)	332	447

Net income (loss)	$36,335	$3,950	$(3,582)	$6,180

Net income (loss) per common share:
Basic	$0.44	$0.05	$(0.04)	$0.08

Diluted	$0.43	$0.05	$(0.04)	$0.07

Weighted average shares outstanding:
Basic	83,255	82,123	83,179	81,404
Diluted	84,138	84,210	83,179	83,893

THE SHAW GROUP INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
as of February 28, 2009 and August 31, 2008
(In thousands, except per share amounts)

	2/28/2009
	(Unaudited)	August 31, 2008
ASSETS
Current assets:
Cash and cash equivalents	$887,945	$927,756
Restricted and escrowed cash	13,284	8,901
Accounts receivable, including retainage, net	849,210	665,870
Inventories	272,407	241,463
Costs and estimated earnings in excess of billings on uncompleted contracts, including claims	546,061	488,321
Deferred income taxes	97,393	93,823
Prepaid expenses	37,685	25,895
Other current assets	46,685	37,099

Total current assets	2,750,670	2,489,128
Investments in and advances to unconsolidated entities, joint ventures and limited partnerships	19,190	19,535
Investment in Westinghouse	965,430	1,158,660
Property and equipment, less accumulated depreciation of $233,896 and $233,755, respectively	291,365	285,550
Goodwill	503,124	507,355
Intangible assets	22,436	24,065
Deferred income taxes	126,403	3,245
Other assets	97,994	99,740

Total assets	$4,776,612	$4,587,278

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$763,388	$731,074
Accrued salaries, wages and benefits	126,517	120,038
Other accrued liabilities	173,671	187,045

Advanced billings and billings in excess of costs and estimated earnings on uncompleted contracts	892,109	748,395
Short-term debt and current maturities of long-term debt	2,501	6,004

Total current liabilities	1,958,186	1,792,556
Long-term debt, less current maturities	1,782	3,579
Japanese Yen-denominated long-term bonds secured by Investment in Westinghouse, net	1,295,828	1,162,007
Interest rate swap contract on Japanese Yen-denominated bonds	27,707	8,802
Other liabilities	107,865	101,522
Minority interest	21,943	29,082
Contingencies and commitments
Shareholders’ equity
Preferred Stock, no par value, 20,000,000 shares authorized; no shares issued and outstanding	—	—
Common Stock, no par value, 200,000,000 shares authorized; 89,249,456 and 89,195,901 shares issued, respectively; and 83,544,658 and 83,535,441 shares outstanding, respectively	1,220,265	1,204,914
Retained earnings	405,794	409,376
Accumulated other comprehensive loss	(146,776)	(9,609)
Treasury stock, 5,704,798 shares and 5,660,460 shares, respectively	(115,982)	(114,951)

Total shareholders’ equity	1,363,301	1,489,730

Total liabilities and shareholders’ equity	$4,776,612	$4,587,278

THE SHAW GROUP INC. AND SUBSIDIARIES
FOR THE THREE AND SIX MONTHS ENDED FEBRUARY 28, 2009 AND FEBRUARY 29, 2008
REVENUES BY GEOGRAPHY
(In millions)

	Three Months				Six Months
			2008				2008
	2009		(Restated)		2009		(Restated)
	(In millions)%		(In millions)%		(In millions)%		(In millions)%
United States	$1,290.3	78	$1,318.0	80	$2,815.4	80	$2,661.8	79
Asia/Pacific Rim	193.7	12	117.8	7	398.5	11	198.9	6
Middle East	122.4	7	162.5	10	229.5	6	358.4	11
Canada	6.4	—	4.1	—	12.3	—	8.5	—
Europe	31.9	2	28.1	2	67.1	2	96.0	3
South America and Mexico	15.0	1	7.1	1	31.6	1	16.4	—
Other	7.8	—	7.0	—	13.6	—	16.7	1

Total revenues	$1,667.5	100	$1,644.6	100	$3,568.0	100	$3,356.7	100

BACKLOG BY SEGMENT
(In millions)

	February 28, 2009%		August 31, 2008%
Fossil & Nuclear	$10,322.8	54	$6,109.7	39
E&I	5,263.3	28	5,155.4	33
E&C	1,672.7	9	2,175.5	14
Maintenance	1,200.8	6	1,423.3	9
F&M	588.7	3	763.1	5

Total backlog	$19,048.3	100	$15,627.0	100

REVENUES AND GROSS PROFIT BY SEGMENT
FOR THE THREE AND SIX MONTHS ENDED FEBRUARY 28, 2009 AND FEBRUARY 29, 2008
(In millions, except percentages)

	Three Months		Six Months
		2008		2008
	2009	(Restated)	2009	(Restated)

Revenues
Fossil & Nuclear	$552.0	$639.1	$1,228.6	$1,237.7
E&I	449.9	344.4	851.3	734.3
E&C	331.2	273.5	653.0	569.6
Maintenance	172.7	244.8	506.8	535.1
F&M	161.2	142.1	325.9	278.6
Corporate	0.5	0.7	2.4	1.4

Total revenues	$1,667.5	$1,644.6	$3,568.0	$3,356.7

Gross profit
Fossil & Nuclear	$(31.1)	$34.3	$20.7	$77.2
E&I	40.3	23.5	74.8	48.6
E&C	60.6	15.6	113.1	32.0
Maintenance	(1.5)	11.8	10.2	26.6
F&M	33.7	37.7	69.3	72.8
Corporate	0.4	1.0	2.4	1.7

Total gross profit	$102.4	$123.9	$290.5	$258.9

Gross profit percentage
Fossil & Nuclear	-5.6%	5.4%	1.7%	6.2%
E&I	9.0%	6.8%	8.8%	6.6%
E&C	18.3%	5.7%	17.3%	5.6%
Maintenance	-0.9%	4.8%	2.0%	5.0%
F&M	20.9%	26.5%	21.3%	26.1%
Corporate	NM	NM	NM	NM

Total gross profit percentage	6.1%	7.5%	8.1%	7.7%

NM — Not Meaningful

The Shaw Group Inc. believes it is important that we discuss our operating results excluding the Investment in Westinghouse segment. We acquired a 20 percent interest in Westinghouse in October 2006. We have classified the Investment in Westinghouse as a separate operating segment. The majority of the activity related to this segment will be recorded below the operating income line. During the quarter, we have recorded interest expense, as well as other significant non-cash items related to the investment. We believe that presenting our financial results excluding the Investment in Westinghouse segment is important to investors and management to demonstrate the profitability of our other segments, as well as to point out certain non-cash items related to this investment.
THE SHAW GROUP INC.
RECONCILIATION OF SHAW CONSOLIDATED RESULTS TO SHAW EXCLUDING INVESTMENT IN WESTINGHOUSE SEGMENT
FOR THE THREE MONTHS ENDED FEBRUARY 28, 2009

(in millions, except per share data)	Q2 FY 2009
	Quarter ended February 28, 2009
		Westinghouse	Excluding
	Consolidated	Segment	Westinghouse
Revenues	$1,667.5	$0.0	$1,667.5
Cost of revenues	1,565.1	0.0	1,565.1

Gross profit	102.4	0.0	102.4

General and administrative expenses	70.4	0.0	70.4

Operating income (loss)	32.0	0.0	32.0

Interest expense	(1.1)	0.0	(1.1)
Interest expense on JPY-denominated bonds including accretion and amortization	(10.9)	(10.9)	0.0
Interest income	2.3	0.0	2.3
Foreign currency translation gains (losses) on JPY-denominated bonds, net	30.9	30.9	0.0
Other foreign currency transaction gains (losses), net	3.1	0.0	3.1
Other income (expense), net	(0.9)	0.0	(0.9)

	23.4	20.0	3.4

Income (loss) before income taxes, minority interest, earnings (losses) from unconsolidated entities	55.4	20.0	35.4

Provision (benefit) for income taxes	22.7	8.1	14.6

Income (loss) before minority interest and earnings (losses) from unconsolidated entities	32.7	11.9	20.8

Minority interest	(2.3)	0.0	(2.3)
Income from 20% Investment in Westinghouse, net of income taxes	5.5	5.5	0.0
Earnings (losses) from unconsolidated entities, net of income taxes	0.4	0.0	0.4

Net income (loss)	$36.3	$17.4	$18.9

Net income (loss) per common share:
Basic income (loss) per common share	$0.44	$0.21	$0.23

Diluted income (loss) per common share	$0.43	$0.21	$0.22

Weighted average shares outstanding:
Basic	83.3	83.3	83.3
Diluted	84.1	84.1	84.1

THE SHAW GROUP INC.
RECONCILIATION OF SHAW CONSOLIDATED RESULTS TO SHAW EXCLUDING INVESTMENT IN WESTINGHOUSE SEGMENT
FOR THE THREE MONTHS ENDED FEBRUARY 29, 2008

(in millions, except per share data)	Q2 FY 2008 (Restated)
	Quarter ended February 29, 2008
		Westinghouse	Excluding
	Consolidated	Segment	Westinghouse

Revenues	$1,644.6	$0.0	$1,644.6
Cost of revenues	1,520.7	0.0	1,520.7

Gross profit	123.9	0.0	123.9

General and administrative expenses	71.7	0.7	71.0

Operating income (loss)	52.2	(0.7)	52.9

Interest expense	(2.8)	0.0	(2.8)
Interest expense on JPY-denominated bonds including accretion and amortization	(9.2)	(9.2)	0.0
Interest income	6.5	0.0	6.5
Foreign currency translation gains (losses) on JPY-denominated bonds, net	(40.5)	(40.5)	0.0
Other foreign currency transaction gains (losses), net	6.6	0.0	6.6
Other income (expense), net	0.4	0.0	0.4

	(39.0)	(49.7)	10.7

Income (loss) before income taxes, minority interest, earnings (losses) from unconsolidated entities	13.2	(50.4)	63.6
Provision (benefit) for income taxes	3.9	(20.0)	23.9

Income (loss) before minority interest and earnings (losses) from unconsolidated entities	9.3	(30.4)	39.7

Minority interest	(6.9)	0.0	(6.9)
Income from 20% Investment in Westinghouse, net of income taxes	2.1	2.1	0.0
Earnings (losses) from unconsolidated entities, net of income taxes	(0.5)	0.0	(0.5)

Net income (loss)	$4.0	($28.3)	$32.3

Net income (loss) per common share:
Basic income (loss) per common share	$0.05	$(0.34)	$0.39

Diluted income (loss) per common share	$0.05	$(0.33)	$0.38

Weighted average shares outstanding:
Basic	82.1	82.1	82.1
Diluted	84.2	84.2	84.2

The Shaw Group Inc. defines EBITDA as earnings before interest expense, income taxes, depreciation and amortization. EBITDA is an important financial measure used by The Shaw Group Inc. to assess performance. Although it is calculated using components derived from our GAAP financial statements, EBITDA itself is not a GAAP measure. The following table reflects the company’s calculation of EBITDA and EBITDA percentage. Calculations of EBITDA should not be viewed as a substitute for calculations under GAAP, including cash flow from operations, operating income and net income. In addition, EBITDA calculations by one company may not be comparable to EBITDA calculations made by another company.
RECONCILIATION OF EBITDA CALCULATION FOR THE THREE MONTHS ENDED FEBRUARY 28, 2009

	Q2 FY 2009
	Reported	Westinghouse	Excluding
(in millions)	Results	Segment	Westinghouse

Net Income (Loss)	$36.3	$17.4	$18.9

Interest Expense	12.0	10.9	1.1
Depreciation and Amortization	14.1	—	14.1
Provision for Income Taxes	22.7	8.1	14.6
Income Taxes on Unconsolidated Subs	(5.4)	(5.7)	0.3
Income Taxes on Discontinued Ops	—	—	—

EBITDA	$79.7	$30.7	$49.0

Revenue	1,667.5	—	1,667.5

EBITDA%	4.8%	N/A	2.9%

RECONCILIATION OF EBITDA CALCULATION FOR THE THREE MONTHS ENDED FEBRUARY 29, 2008

	Q2 FY 2008 (Restated)
	Reported	Westinghouse	Excluding
(in millions)	Results	Segment	Westinghouse

Net Income (Loss)	$4.0	$(28.3)	$32.3

Interest Expense	12.0	9.2	2.8
Depreciation and Amortization	12.2	—	12.2
Provision for Income Taxes	3.9	(20.0)	23.9
Income Taxes on Unconsolidated Subs	1.3	1.3	—
Income Taxes on Discontinued Ops	—	—	—

EBITDA	$33.4	$(37.8)	$71.2

Revenue	1,644.6	—	1,644.6

EBITDA%	2.0%	N/A	4.3%